                                       AMERICAN SKANDIA ADVISOR FUNDS, INC.

                                                  CODE OF ETHICS
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         WHEREAS,  AMERICAN SKANDIA ADVISOR FUNDS,  INC. (the "Company") is a registered  investment  company under the Investment Company Act of 1940, as amended (the "ICA"); and

         WHEREAS,  Rule 17j-i under the ICA requires the Company,  the investment  advisor,  and the distributor of the Company to adopt a Code of Ethics.

         NOW,  THEREFORE,  the  Company  hereby  adopts the  following  Code of  Ethics,  as  amended,  this day of
December, 2001.

                                                    DEFINITIONS
                                                    -----------

         For the purposes of this Code of Ethics the following terms shall have the meanings set forth below:

         (a)      "Access  Person"  means any  director,  officer,  or advisory  person of the  Company;  provided,
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however,  that any persons who are access persons of the investment  adviser or  distributor  for the Company,  and who reports his or her securities  transactions to such  investment  adviser or distributor in accordance with Rule
17j-i of the ICA, shall not be deemed an access person of the Company  required to report  pursuant to this Code of
Ethics.  The President of the Company will  maintain a list of all Access  Persons (and of all persons who would be
Access  Persons but for the  exception  set forth above  regarding  Access  Persons of other  companies),  and will notify each Access  Person in writing that such person is an Access  Person.  Once a person has been so  identified he or she shall  continue to be an Access Person until  otherwise  notified in writing by the  President  provided,
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however,  if such person is an Access  Person  solely  because he or she is a director of the Company,  such person
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shall cease to be an Access  Person at the time such  person  ceases to be a director.  Each  Access  Person  shall receive a copy of this Code.

         (b)      "Advisory Person" means:
                   ---------------

                  (i)      any employee of the Company,  its investment  advisor or  distributor  (or of any entity in a control relationship with the Company,  its investment advisor or distributor,  as defined in (e) hereof) who, in connection with his or her regular functions or duties,  makes,  participates in, or obtains  information (other than  publicly  available  information)  regarding  the  purchase  or sale of a security by the  Company,  or whose functions relate to the making of any recommendation with respect to such purchases or sales; and

                  (ii)     any natural  person who controls the Company or its  investment  adviser and who obtains information  (other than  publicly  available  information)  concerning  recommendations  made to the Company  with regard to the purchase or sale of securities.

         (c)      "Affiliated Persons" or "Affiliates" means:
                   ------------------      ----------

                  (i)      any employee or Access  Person of the Company,  and any member of the  immediate  family
(defined as spouse, child, mother,  father,  brother,  sister, in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

                  (ii)     any account  for which any of the persons  described  in (c)(i)  hereof is a  custodian, director or  otherwise  acting in a fiduciary  capacity,  or with  respect to which any such person  either has the authority to make investment decisions or from time to time gives investment advice; and

                  (iii)    any  partnership,  corporation,  joint  venture,  trust or  other  entity  in which  any employee of the Company or Access Person of the Company  directly or  indirectly,  in the  aggregate,  has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

         (d)      "Beneficial  ownership of a security" by any person  includes  securities  held by: (a) a spouse,
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minor  children or relatives  who share the same home with such person;  (b) an estate for such  person's  benefit;
(c) a trust,  of which (i) such person is a director or such person or members of such  person's  immediate  family have a vested  interest  in the  income or corpus  of the  trust,  or (ii)  such  person  owns a vested  beneficial interest,  or (iii) such  person is the  settlor  and such  person has the power to revoke  the trust  without  the consent of all the  beneficiaries;  (d) a partnership in which such person is a partner;  (e) a corporation  (other than with  respect to treasury  shares of the  corporation)  of which such  person is an  officer,  Director or 10%
stockholder;  (f) any other  person if, by reason of  contract,  understanding,  relationship,  agreement  or other arrangement,  such person obtains therefrom benefits  substantially  equivalent to those of ownership;  or (g) such person's  spouse or minor children or any other person,  if, even though such person does not obtain  therefrom the above-mentioned  benefits of  ownership,  such person can vest or revest title in himself at once or at some future time.  A  beneficial  owner of a security  also  includes  any person  who  directly  or  indirectly,  through  any contract,  arrangement,  understanding,  relationship  or otherwise,  has or shares voting power and/or  investment power with respect to such  security.  Voting power  includes the power to vote,  or includes the power to dispose, or to direct the disposition of such security.

         (e)      "Control"  means the power to exercise a controlling  influence  over the  management or policies
                   -------
of a  corporation.  Any  person  who  owns  beneficially,  either  directly  or  through  one  or  more  controlled corporations,  more  than  25% of the  voting  securities  of a  corporation  shall be  presumed  to  control  such corporation.

         (f)      "Covered  Security"  means  any  note,  stock,  treasury  stock,  bond,  debenture,  evidence  of
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indebtedness,   certificate  of  interest  or  participation  in  any  profit-sharing  agreement,  collateral-trust certificate,  reorganization  certificate or subscription,  transferable share,  investment contract,  voting-trust certificate,  certificate of deposit for a security,  fractional  undivided  interest in oil, gas, or other mineral rights, any put, call,  straddle,  option, or privilege on any security  (including a certificate of deposit) or on any group or index of  securities  (including  any  interest  therein or based on the value  thereof),  or any put, call,  straddle,  option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general,  any interest or instrument  commonly  known as a  "security,"  or any  certificate  of interest or participation  in,  temporary  or  interim  certificate  for,  receipt  for,  guarantee  of, or warrant or right to subscribe  to or  purchase,  any of the  foregoing,  provided,  however,  that  "covered  security"  shall not mean
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securities  issued or guaranteed by the Government of the United States,  bankers'  acceptances,  bank certificates of deposit,  commercial paper, high quality  short-term debt instruments  (including  repurchase  agreements),  and shares of registered open-end investment companies.

         (g)      "Investment  Personnel"  means  an  employee  of  the  Company  (or of any  entity  in a  control
                   ---------------------
relationship  with the Company as defined in (e) hereof) who in  connection  with his or her regular  functions and duties,  makes or  participates  in making  recommendations  regarding  the purchase or sale of  securities  by the
Company;  and any natural person who controls the Company and who obtains  information  concerning  recommendations regarding the purchase or sale of securities by the Company.

(h)      "Initial  Public  Offering"  means an offering of securities  registered  under the Securities Act of 1933
          -------------------------
("Securities  Act"), the issuer of which,  immediately  before the  registration,  was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act").

         (i)      "Limited  Offering" is an offering  that is exempt from  registration  under the  Securities  Act
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pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

         (j)      "Purchase  or sale of a covered  security"  includes the writing of an option to purchase or sell
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a security.

         (k)      "Security  held or to be acquired" by the Company means any covered  security  which,  within the
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most recent fifteen (15) days, (i) is or has been held by the Company,  or (ii) is being or has been  considered by the Company for purchase by the Company.

I.       Compliance with Governing Laws, Regulations and Procedures
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         All  employees of the Company and the  investment  advisor and  distributor  to the Company shall have and maintain  knowledge  of and shall  comply  strictly  with all  applicable  Federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

         Each employee will be given a copy of the Code of Ethics at the time of his or her employment.

         Each  employee  shall  comply with all laws and  regulations  relating  to the use of material  non-public information.  Trading on "inside  information" of any sort, whether obtained in the course of research  activities, through a client relationship or otherwise, is strictly prohibited.

         All employees shall comply strictly with procedures  established by the Company to ensure  compliance with
applicable  Federal  and  state  laws  and  regulations  adopted  by  governmental   agencies  and  self-regulatory
organizations.  The employees shall not knowingly  participate in, assist,  or condone any acts in violation of any statute or regulation  governing  securities matters,  nor any act that would violate any provision of this Code of
Ethics, or any rules adopted thereunder.

         Each employee having  supervisory  responsibility  shall exercise  reasonable  supervision  over employees subject to his or her control,  with a view to preventing  any violation by such persons of applicable  statutes or regulations, the Company's procedures or the provisions of the Code of Ethics.

         Any employee  encountering  evidence  that acts in  violation of  applicable  statutes or  regulations  or provisions  of the Code of  Ethics  have  occurred  shall  report  such  evidence  to the Board of  Directors  (the
"Directors") of the Company.

         While the  employees  of the  various  sub-advisors  to the Company are not subject to this Code of Ethics generally,  each  sub-advisor  will provide to the Company and its investment  advisor a copy of the  sub-advisor's code of ethics, and will notify the Company and its investment advisor,  no less frequently than quarterly,  of any material violations of such code of ethics.

II.      Confidentiality of Transactions
         -------------------------------

         Information  relating to the  Company's  portfolio  and research and studies  activities  is  confidential until  publicly  available.  Whenever  statistical  information  or research is  supplied  to or  requested  by the
Company,  such information  must not be disclosed to any persons other than persons  designated by the President of the Company or the  Directors.  If the Company is  considering a particular  purchase or sale of a security for the
Company, this must not be disclosed except to such duly authorized persons.

         Any employee  authorized  to place orders for the purchase or sale of  securities on behalf of the Company shall take all steps  reasonably  necessary  to provide  that all  brokerage  orders for the  purchase  and sale of securities  for the  account of the Company  will be so  executed as to ensure that the nature of the  transactions shall be kept  confidential  until the  information is reported to the  Securities  and Exchange  Commission or the
Company's shareholders in the normal course of business.

         If any  employee of the Company or Access  Person  should  obtain  information  concerning  the  Company's portfolio  (including,  the consideration by the investment advisor of acquiring,  or recommending any security for the Company's  portfolio),  whether in the course of such person's  duties or otherwise,  such person shall respect the  confidential  nature of this information and shall not divulge it to anyone unless it is properly part of such person's  services to the Company to do so or such person is  specifically  authorized to do so by the President of the Company.

III.     Ethical Standards
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         Every officer and employee,  in making any  investment  recommendation  or taking any  investment  action, shall  exercise  diligence  and  thoroughness,  and  shall  have a  reasonable  and  adequate  basis  for any  such recommendations or action.

         No officer or employee shall  undertake  independent  practice for  compensation  in competition  with the
Company.

         The officers,  employees and Access Persons and their respective  affiliates,  shall conduct themselves in a manner consistent with the highest ethical  standards.  They shall avoid any action,  whether for personal profit or  otherwise,  that results in an actual or potential  conflict of interest,  or the  appearance  of a conflict of interest, with the Company or which may be otherwise detrimental to the interests of the Company.

         No officer,  director or employee shall  improperly use for such person's  personal benefit any knowledge, whether  obtained  through  such  person's  relationship  with any  adviser or  administrator  to the  Company,  or otherwise,  of any investment  recommendation  made or to be made or of any investment  action taken or to be taken by the Company.

         No officer,  director or employee  shall  disclose any  non-public  information  relating to the Company's portfolio  or  transactions,  nor shall any  officer,  director or employee  disclose  any  non-public  information relating to the business or operations of the Company unless properly authorized to do so.

         Any officer or employee  having  discretion as to the selection of  broker-dealers  to execute  securities transactions for the Company shall select  broker-dealers  solely on the basis of the services provided directly or indirectly  by such  broker-dealers  to the  Company.  An officer or employee  shall not,  directly or  indirectly, receive a fee or  commission  from any source in  connection  with the sale or  purchase  of any  security  for the
Company.

         In  addition,  the  Company  shall  take all  actions  reasonably  calculated  to ensure  that it  engages broker-dealers to transact business with the Company whose partners,  officers and employees,  and their respective affiliates, will conduct themselves in a manner consistent with the provisions of this Section III.

         Conflicts of interest  generally result from a situation in which an individual has personal  interests in a matter  that is or may be  competitive  with his  responsibilities  to  another  person  or  entity  (such as the
Company)  or  where an  individual  has or may have  obligations  or  responsibilities  to two or more  persons  or entities.  In the case of the  relationship  between  the  Company on the one hand,  and its  employees  and Access
Persons and their  respective  affiliates,  on the other hand,  such conflicts may result from the purchase or sale of securities for the account of the Company and for the account of any  affiliated  person or from the purchase or sale for the account of the Company of  securities  in which an Access  Person or employee of the Company or his or her  affiliates  has an interest.  In these cases,  all  potential or actual  conflicts  must be disclosed  and the first  preference  and priority  must be to avoid such  conflicts of interest  wherever  possible  and,  where they unavoidably occur, to resolve them in a manner not disadvantageous to the Company.

IV.      Activities and Transactions of Access Persons
         ---------------------------------------------

         (a)      No Access  Person  shall  recommend  to, or cause or attempt to cause,  the  Company to  acquire, dispose  of, or hold any  security  (including,  any option,  warranty or other right or interest  relating to such security)  which such  Access  Person or an  affiliate  of such  Access  Person has direct or  indirect  beneficial ownership  unless the  Access  Person  shall  first  disclose  in writing  to the  Directors  all facts  reasonably necessary to identify the nature of the ownership of such Access Person or his or her affiliate in such security.

         (b)      No Access  Person  shall  knowingly  purchase or sell any security  which said person  intends to recommend for purchase or sale by the Company  until the Company has  completed all of its intended  trades in said security.

         (c)      If, as a result of  fiduciary  obligations  to other  persons  or  entities,  and  Access  Person believes  that such person or an affiliate of such person is unable to comply with certain  provisions of the Code, such Access Person shall so advise the Directors or the  designated  compliance  officer in writing,  setting forth with  reasonable  specificity  the nature of such  fiduciary  obligations  and the reasons  why such Access  Person believes  such person is unable to comply with any such  provisions.  The  Directors or the  designated  compliance officer  may, in its or his  discretion,  exempt such Access  Person or an  affiliate  of such person from any such provisions,  if it/he shall  determine  that the services of such Access Person are valuable to the Company and the failure to grant such  exemptions  is likely to cause such  Access  Person to be unable to render  services  to the
Company.  Any Access  Person  granted an  exemption  (including,  an exception  for an  affiliate of such  person), pursuant  to this  Section  IV(c)  shall,  within  three  business  days after  engaging in a purchase or sale of a security held or to be acquired by a client,  furnish the  Directors or the  designated  compliance  officer with a written report concerning such transaction.

         (d)      From time to time,  directors,  officers or  employees  of the Company may  establish  special or
"insider"  relationships  with one or more  issuers of  securities  (i.e.,  the  director,  officer or employee may become  and  officer  or  director  of an issuer,  a member of a  creditors  committee  which  engages in  material negotiations  with an issuer,  etc.).  In such cases,  the Directors or the  designated  compliance  officer of the
Company may include such issues on a restricted  list  containing  the names of issuers  whose  securities  are not eligible for purchase or sale by the Company or by Access Persons.

V.       Reporting Procedures
         --------------------

         (a)      Initial  Reports.  Except as provided in Section V(e)  hereof,  each person shall within ten (10)
days of their initially being  identified as an Access Person report to the Directors or the designated  compliance officer the  information  described in Section  V(d)(i) and (ii) hereof with respect to all Covered  Securities  in which such Access  Person had any direct or indirect  beneficial  ownership  as of the date of such  identification
(whether  or not any  such  Covered  Security  is a  security  held or to be  acquired  by the  Company)  ("Initial
Report");  provided,  however,  that such  Initial  Report may  contain a  statement  that the report  shall not be
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construed  as an  admission  by the  person  making  such  report  that he has any  direct or  indirect  beneficial ownership in the security to which the report relates.

         (b)      Quarterly  Reports.  Except as provided by Section V(e) hereof,  every Access Person shall report to the  Directors  or the  designated  compliance  officer the  information  described  in Section V(c) hereof with respect to transactions in any Covered  Security in which such Access Person has, or by reason of such  transaction acquires,  any direct or indirect  beneficial  ownership in the security (whether or not such security is a covered security held or to be acquired by the Company);  provided,  however, that such report may contain a statement that
                                                  --------   -------
the report  shall not be  construed  as an  admission  by the person  making  such report that he has any direct or indirect beneficial ownership in the security to which the report relates;  and, provided,  however, that no report
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is required if such person is not an "interested  person" of the Company within the meaning of Section  2(a)(19) of the ICA,  and would be  required  to make such report  solely by reason of being a Director  and except  where such
Director knew or, in the ordinary  course of fulfilling  his official  duties as a Director of the Company,  should have known that during the 15-day period  immediately  preceding or after the date of the transaction in a security by the Director, such security is or was purchased or sold, or considered for purchase or sale by the Company.

         (c)      Every  report  required to be made  pursuant to Section  V(b) hereof shall be made not later than ten (10) days after the end of the  calendar  quarter in which the  transaction  to which the  report  relates  was effected, and shall contain the following information:

                  (i)      The date of transaction,  the title and the number of shares,  and the principal  amount of each security involved;

                  (ii)     The nature of the transaction  (i.e.,  purchase sale or any other type of acquisition or
                                                           ----
disposition);

                  (iii)    The price at which the transaction was effected; and

                  (iv)     The  name of the  broker,  dealer  or bank  with or  through  whom the  transaction  was effected.

(d)      Annual  Reports.  Each Access Person shall report to the Directors or the  designated  compliance  officer annually the following  information by January 30th for the previous  year-end,  which  information must be current as of a date no more than 30 days before the report is submitted:

(i)      The title,  number of shares and principal  amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; and

(ii)     The name of any  broker,  dealer or bank with whom the  Access  Person  maintains  an account in which any securities are held for the direct or indirect benefit of the Access Person.

                  (iii)    A statement  that he or she (1) has reviewed  and  understands  the Code of Ethics,  (2)
recognizes  that he or she is  subject  to it,  and (3) if such  Access  Person  was  subject to the Code of Ethics during the past year,  has complied  with its  requirements,  including  the  requirements  regarding  reporting of personal securities transactions.

         (e)      Notwithstanding  the  provisions  of Section V(b) and (c) hereof,  no person shall be required to make a report  with  respect to  transactions  effected  for any  account  over which such person does not have any direct or indirect influence or control.

         (f)      Notwithstanding the provisions of Sections V (a), (b), and (d) hereof, if any person required to make a report under such Sections is unable to make such reports within the number of stated days or by the stated date due to special circumstances (e.g., illness or business travel), such person must contact the designated compliance officer.  Any such requests granted will be appropriately documented in writing.
Exemptions under this Section V (f), in no event, can be approved for any persons beyond any statutorily mandated dates (i.e., beyond ten days for Initial Holdings Reports, beyond ten days for Quarterly Transaction Reports).

         (g)      All Access Persons  authorize the Company (and the designated  compliance  officer) to direct any brokerage  firm, bank or other concern at which the Access Person has a brokerage  account or affiliated  brokerage account to supply the Directors or the designated  compliance officer,  on a timely basis,  duplicate copies of the confirmation  of all  securities  transactions  in such  account  and copies of all  periodic  statements  for such account.  All Access  Persons,  except a Director of the Company who is not an  "interested  person" of the Company within the meaning of Section  2(a)(19) of the ICA and would not be required to make  reports  under this Section V solely by reason of being a Director  (unless such  Director  knew,  or in the ordinary  course of  fulfilling  his official  duties as Director,  should have known that during the 15-day period  immediately  preceding or after the date of the  transaction  in a security by the  Director,  such security is or was purchased or sold, or considered for purchase or sale by the Company),  and such other  persons as the  Directors  shall  determine  shall  promptly inform  the  Directors  or the  designated  compliance  officer  of any  newly  established  brokerage  account  or affiliated brokerage account at any brokerage firm, bank or other concern.

VI.      Pre-approval Procedures
         -----------------------

(a)      Investment  Personnel,  if any, must obtain prior  approval  before  directly or indirectly  acquiring any beneficial  ownership in securities (such securities not being limited to Covered  Securities) in an Initial Public
Offering ("IPO") or a Limited Offering ("LO").

(b)      All requests for pre-approval  shall be directed to the Directors or to the designated  compliance officer to determine  whether  purchasing  securities  in IPOs or LOs raise the types of  conflicts  of interest  that Rule
17j-1 under the ICA is designed to address.  Such requests for pre-approval  shall not be unreasonably  withheld if it is determined that no such conflicts of interest exist in connection with the purchase.

VII.     Review Procedures
         -----------------

         (a)      The reports  submitted by Access  Persons  pursuant to Sections V(a), (b) and (d) hereof shall be reviewed by the Directors or the  designated  compliance  officer,  or such other persons or committees as shall be designated  by the  Directors,  in order to monitor  compliance  with this Code of Ethics.  All  failures to comply with this Code of Ethics shall be reported to and reviewed by the Directors.

         (b)      With respect to any  violation of this Code of Ethics,  the  Directors  may take any  preventive, remedial or other action which it may deem  appropriate.  In determining  whether or not there has been, or may be, a conflict of interest  between the Company  and any person  subject to this Code of Ethics,  the  Directors  shall consider all of the relevant facts and circumstances.

VIII.    Sanctions
         ---------

         (a)      Persons  violating  the  provisions  of this  Code of Ethics or any rules  thereunder  may be  subject  to sanctions,  which may include,  among other things, fines, a letter of censure, or suspension or termination of the employment of such person.

         (b)      Imposition of sanctions and amount of sanctions  should include  consideration of past violations or multiple violations of this Code of Ethics.

(12-01)